Exhibit 5.4

June 6, 2018

L3 Technologies, Inc.
600 Third Avenue,
New York, New York 10016

Ladies and Gentlemen:

We have acted as counsel to L3 Technologies, Inc. (formerly known as L-3 Communications Corporation), a Delaware corporation (the “Company”), in connection with the issuance of $800,000,000 aggregate principal amount of 3.85% Senior Notes due 2023 (the “2023 Notes”) and $1,000,000,000 aggregate principal amount of 4.40% Senior Notes due 2028 (together with the 2023 Notes, the “Notes”) issued by the Company and the related guarantees (the “Guarantees”) of the subsidiaries of the Company named on Schedule I attached hereto (the “Delaware Guarantors”) and the subsidiaries of the Company named on Schedule II attached hereto (the “Non-Delaware Guarantors” and, taken together with the Delaware Guarantors, the “Guarantors”) pursuant to the Underwriting Agreement, dated May 30, 2018 (the “Underwriting Agreement”), among the Company, the Guarantors and the underwriters named on Schedule A to the Underwriting Agreement (the “Underwriters”).

We have examined the Registration Statement on Form S-3 (File No. 333-212152), as amended by Post-Effective Amendment No. 1 thereto and Post-Effective Amendment No. 2 thereto (as amended, the “Registration Statement”), filed by the Company and the Guarantors under the Securities Act of 1933, as amended (the “Securities Act”); the Company’s and the Guarantors’ prospectus dated June 21, 2016 (the “Base Prospectus”), as supplemented by the prospectus supplement dated May 30, 2018 (the “Prospectus Supplement” and, together with the Base Prospectus, the “Prospectus”), filed by the Company and the Guarantors pursuant to Rule 424(b) of the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the Securities Act; the Indenture, dated as of May 21, 2010, as supplemented to the date hereof, including by the Tenth Supplemental Indenture, dated as of June 6, 2018 (as supplemented, the “Indenture”), among the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as Trustee (the “Trustee”), relating to the Notes and the Guarantees; duplicates of the global notes representing the Notes; the form of the Guarantees as set forth in the Indenture; and the Underwriting Agreement. In addition, we also have examined, and relied as to matters of fact upon, the originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth. As to questions of fact material to this opinion, we have relied upon certificates or comparable documents of public officials and of officers and representatives of the Company and the Guarantors.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. In rendering the opinion set forth below, we have assumed that the Indenture is the valid and legally binding obligation of the Trustee.

We have also assumed that (1) each of the Non-Delaware Guarantors is validly existing and in good standing under the law of the jurisdiction of its organization and has full corporate or limited partnership power and authority, as applicable, to authorize, execute, deliver, issue and perform, as applicable, each of the Indenture, the Underwriting Agreement and its Guarantee; (2) each of the Non-Delaware Guarantors has duly authorized, executed and delivered, as applicable, the Indenture, the Underwriting Agreement and its Guarantee; and (3) the execution, delivery and performance, as applicable, by each of the Non-Delaware Guarantors of the Indenture, the Underwriting Agreement and its Guarantee does not and will not violate the certificate of incorporation, bylaws, limited partnership agreement or other organizational document of such Non-Delaware Guarantors, or violate the law of the jurisdiction of its organization or the law of any other applicable jurisdiction (except that no such assumption is made with respect to the law of the State of New York).   We  have also assumed that the execution, delivery and performance, as applicable, by the Company and each Guarantor of the Indenture, the Underwriting Agreement, the Notes and the Guarantees does not and will not constitute a breach or violation or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such the Company or any  Guarantor is a party or by which the Company or any  Guarantor is bound or to which any of the property or assets of the Company or any  Guarantor is subject.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.          The Notes have been duly authorized, executed and issued by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery of the Notes in accordance with the Underwriting Agreement, the Notes will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture.

2.          The Guarantees have been duly authorized, issued and delivered by the Delaware Guarantors and, assuming due authentication of the Notes by the Trustee and upon payment and delivery of the Notes in accordance with the Underwriting Agreement, the Guarantees will constitute valid and legally binding obligations of the Guarantors, enforceable against the Guarantors in accordance with their terms.

Our opinions set forth above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing. In addition, we express no opinion as to the validity, legally binding effect or enforceability of Section 12.13 of the Indenture relating to the severability of provisions of the Indenture.

We do not express any opinion herein concerning any law other than the law of the State of New York, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the Delaware Revised Uniform Limited Partnership Act.

We hereby consent to the filing of this opinion letter as Exhibit 5.4 to the Current Report on Form 8-K of the Company filed with the Commission in connection with the offer and sale of the Notes by the Company and to the use of our name under the captions “Legal Matters” in the Prospectus Supplement and Base Prospectus.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP

SCHEDULE I

DELAWARE GUARANTORS

L3 Advanced Programs, Inc., a Delaware corporation
L3 Applied Technologies, Inc., a Delaware corporation
L-3 Communications AIS GP Corporation, a Delaware corporation
L3 Communications Aviation Products, Inc., a Delaware corporation
L3 Electron Devices, Inc., a Delaware corporation
L3 ESSCO, Inc., a Delaware corporation
L-3 Communications Flight Capital LLC, a Delaware limited liability company
L-3 Communications Flight International Aviation LLC, a Delaware limited liability company
L3 Foreign Holdings, Inc., a Delaware corporation
L-3 Communications Integrated Systems L.P., a Delaware limited partnership
L-3 Communications Investments Inc., a Delaware corporation
L3 Security & Detection Systems, Inc., a Delaware corporation
L-3 Communications Vector International Aviation LLC, a Delaware limited liability company
L-3 Communications Vertex Aerospace LLC, a Delaware limited liability company
L-3 Domestic Holdings, Inc., a Delaware corporation
L-3 Fuzing and Ordnance Systems, Inc., a Delaware corporation
L3 Unidyne, Inc., a Delaware corporation
Power Paragon, Inc., a Delaware corporation
SPD Electrical Systems, Inc., a Delaware corporation
SPD Switchgear, Inc., a Delaware corporation
L-3 Afghanistan, LLC, Inc., a Delaware limited liability company
L-3 Army Sustainment LLC, a Delaware limited liability company
L-3 Centaur, LLC, a Delaware limited liability company
L-3 CTC Aviation Leasing (US) Inc., a Delaware corporation
L-3 CTC Aviation Training (US) Inc., a Delaware corporation
L-3 Investments, LLC, a Delaware limited liability company
L3 Adaptive Methods, Inc., a Delaware corporation
L3 Open Water Power, Inc., a Delaware corporation
Flight Training Acquisitions LLC, a Delaware limited liability company

SCHEDULE II

NON-DELAWARE GUARANTORS

Electrodynamics, Inc., an Arizona corporation
Interstate Electronics Corporation, a California corporation
L3 Chesapeake Sciences Corporation, a Maryland corporation
L3 Cincinnati Electronics Corporation, an Ohio corporation
Wescam USA, Inc., a Florida corporation
L3 MariPro, Inc., a California corporation
L3 Mobile-Vision, Inc., a New Jersey corporation
L3 Westwood Corporation, a Nevada corporation
L3 Unmanned Systems, Inc., a Texas corporation
Mustang Technology Group, L.P., a Texas limited partnership
Aerosim Academy, Inc., a Florida corporation
Aerosim Technologies, Inc., a Minnesota corporation
ForceX, Inc., a Tennessee corporation
L3 Doss Aviation, Inc., a Texas corporation
L3 Kigre, Inc., an Ohio corporation
L3 Oceanserver, Inc., a Massachusetts corporation